Exhibit 14

         THIS WARRANT HAS BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED (I) EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THIS WARRANT OR (ii) EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

         IN ADDITION, THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON SALE AS SET FORTH HEREIN.

No. W-GIAMANCO

          Void after 5:00 p.m. Eastern Standard Time, on March 9, 2005.


                        WARRANT TO PURCHASE COMMON STOCK
                             EPL TECHNOLOGIES, INC.


                This is to Certify that, FOR VALUE RECEIVED, JOSEPH GIAMANCO or his permitted assigns under the terms hereof ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from EPL TECHNOLOGIES, INC., a Colorado corporation ("Company"), an aggregate of One Hundred Fifty Thousand (150,000) shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), at an exercise price equal to 0.5170 dollars (United States Dollars $0.5170), per share, for each of such shares of Common Stock issuable under this Warrant, at any time during the period of March 9, 2000 to March 9, 2005, but not later than 5:00 p.m. Eastern Standard Time, on March 9, 2005, subject to modification and adjustment as provided herein. This Warrant is the Warrant referred to in, and is entitled to the benefits of, that certain Subscription Agreement dated as of December 1, 1999, by and between Joseph Giamanco and the Company (the "Agreement"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

                         (a) Exercise of Warrant. Subject to the provisions of
subsection (f) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after March 9, 2000 and until March 9, 2005 or, if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by the Exercise Price, payable via certified or official bank check or wire transfer payable to the Company or its order. If this Warrant should be exercised in part only, and provided the Warrant shall not have then expired, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant of like tenor and date evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. Upon receipt by the Company of this Warrant, accompanied by payment of the Exercise Price for the number of shares for which this Warrant is being exercised, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise immediately prior to the close of business on the date of such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder; provided, however, that if on such date the transfer books for the Common Stock shall be closed, the certificates for the shares or other securities in respect of which the Warrant has been exercised shall be issuable on the date on which such books shall next be opened, and until such date, the Company shall be under no obligation to deliver any certificates for such shares or other securities.

                The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

                         (b) Reservation of Shares. The Company hereby agrees
that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

                         (c) Fractional Shares. No fractional shares or script
representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall round up such fraction to the next whole number of shares.

                         (d) Exchange, Transfer, Assignment or Loss of Warrant.
This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft or destruction of this warrant and of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time be enforceable by anyone. This Warrant shall not be transferable upon the transfer books of the Company with respect to record ownership of this Warrant or the Warrant Shares until and unless any such proposed transferee executes and delivers to the Company, in writing, representations and warranties of the Holder under this Warrant comparable to those set forth in paragraph (I) below and delivers to the Company an opinion of counsel, satisfactory to the Company in its sole discretion, both as to the issuer of the opinion and the substance of such opinion, that such transfer does not require registration under the Securities Act and that such transfer is exempt from any such registration under the Securities Act or any applicable state securities laws.

                         (e) Rights of the Holder. The Holder shall not, by
virtue of holding this Warrant prior to any exercise of this Warrant, be entitled to any rights of a shareholder in the Company either at law or equity, including without limitation the right to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of the Warrant, for any purpose whatsoever, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein until such Holder shall have exercised the Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

                         (f) Anti-Dilution Provisions. The Exercise Price and
the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time, but only upon the occurrence of any of the events as hereinafter provided:

                             (I) In the event the Company shall issue Common
Stock as a dividend upon Common Stock or in payment of a dividend thereon, the Exercise Price then in effect shall be proportionately decreased, effective at the close of business on the record date for the determination of stockholders entitled to receive the same (it being understood that any issuance of Common Stock as a dividend on any class of the Company's preferred stock shall have no effect on the Exercise Price);

                             (ii) In the event the Company shall at any time
subdivide or combine its outstanding shares of Common Stock, by reclassification or otherwise, the Exercise Price then in effect shall be proportionately decreased or increased, as the case may be, effective immediately after the effective date of such subdivision or combination; and

                             (iii) If any capital reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of each

Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the shares of the Common Stock of the Company purchasable and receivable upon the exercise of the rights represented by such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock purchasable and receivable upon the exercise of the rights represented by such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such reorganization, reclassification, consolidation, merger or sale, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of the Warrant (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares issuable upon the exercise of the Warrants) shall thereafter be applicable as nearly as may be in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of stock, securities, or assets thereafter deliverable upon exercise of Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

                             (iv) Upon each adjustment of the Exercise Price
pursuant to this Section (f), the number of shares of Common Stock specified in each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of such Warrant and dividing the product so obtained by the Exercise Price in effect after such adjustment.

                             (v) Irrespective of any adjustments of the number
or kind of securities issuable upon exercise of Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number of shares of Common Stock and Exercise Price as are stated in similar Warrants previously issued.

                             (vi) The Company may retain the independent public
auditing firm regularly retained by the Company, or another firm of independent public auditors of nationally recognized standing selected by the Company's Board of Directors, to make any computation required under this Section (f) and a certificate signed by such firm shall be conclusive evidence of any computation made under this Section (f).

                             (vii) Whenever there is an adjustment in the
Exercise Price or in the number or kind of securities issuable upon exercise of the Warrants, or both, as provided in this Section (f), the Company shall (A) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the number and kind of securities issuable upon exercise of each Warrant after such adjustment; and (B) cause a notice stating that such adjustment has been effected and the Exercise Price then in effect and the number and kind of securities issuable upon exercise of each Warrant to be sent to each registered holder of a Warrant.

                             (viii) If an event occurs which is similar in
nature to the events described in this Section (f), but is not expressly covered hereby, the Board of Directors of the Company shall make or arrange for an equitable adjustment to the number of shares of Common Stock issuable pursuant hereto and the Exercise Price. The Company further agrees, as a general matter,
(I) that it will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation of performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, (ii) promptly to take all action as may from time to time be required in order to permit the Holder to exercise this Warrant and the Company duly and effectively to issue shares of its Common Stock or other securities as provided herein upon the exercise hereof, and (iii) promptly to take all action required or provided for herein to protect the rights of the Holder granted hereunder against dilution.

                         (g) Notices To Warrant Holders. So long as this Warrant
shall be outstanding, (I) if the Company shall offer to the holders of the Common Stock for subscription or purchase by them any share of any class or any other rights or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all or the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record date is to be fixed for the purpose of such rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding upon.

                         (h) Governing Law. This Warrant shall be governed by
and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

                         (i) Representations and Warranties of the Holder.

                             The Holder hereby represents and warrants to the
Company, intending that the Company rely on such representations and warranties in issuing the Warrant and any Warrant Shares to the Holder, as follows:

                             (A) The Holder is an "accredited investor" as
defined
under the rules and regulations under the Securities Act and is a sophisticated investor who is fully familiar with the nature of the Company's business or, that the Company has previously acknowledged in writing to the Holder that the Holder need not be an "accredited investor."

                             (B) The Holder understands that the Warrants and
the Warrant Shares have not been and will not, in connection with the issuance of the Warrant to the Holder, be registered under the Securities Act, are subject to substantial restrictions on transfer as set forth herein and may not be sold or transferred absent such registration unless the Holder provides the Company with an opinion of counsel which is satisfactory to the Company (both as to the issuer of the opinion and the form and substance thereof) that the Warrant or the Warrant Shares proposed to be transferred may be transferred in reliance on an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws.

                             (C) The Holder represents and warrants that it is
acquiring the Warrant for its own account, as principal, for investment only and not with a view to resale or distribution and that it will not sell or otherwise transfer any of the Warrant or the Warrant Shares, except in accordance with applicable securities laws.

                             (D) The Holder represents and warrants that it is
able to bear the economic risk of losing its entire investment in the Warrant and the Warrant Shares.

                             (E) Holder understands that the Warrant and the
Warrant Shares are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and its controlling persons are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth in this Warrant to determine the applicability of such exemptions and the suitability of the Holder to acquire the Warrant and the Warrant Shares.

                             (F) Holder represents and warrants that the
information set forth in this Warrant concerning the Holder is true and correct.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                             (G) Holder acknowledges and understands the meaning
of the representations made by Holder in this Agreement and hereby agrees to indemnify and hold harmless the Company and all persons deemed to be in control of the Company from and against any and all loss, costs, expenses, damages and liabilities (including, without limitation, court costs and attorneys' fees) arising out of or due to a breach by the Holder of any such representations. All representations set forth in subparagraphs (B), (C), (E) and (G) shall survive the delivery of this Warrant and the purchase by the Holder of the Warrant and any Warrant Shares.


                                           EPL TECHNOLOGIES, INC.


                                           By /s/ Paul L. Devine
                                             -------------------------
                                              Name:  Paul L. Devine
                                              Title: President and CEO


Attest:



Dated:  March 9, 2000

                             EPL TECHNOLOGIES, INC.
                             ----------------------

                                  PURCHASE FORM
                                  -------------


                                                                        Dated:


                The undersigned hereby elects to exercise the within Warrant to the extent of purchasing ___________ shares of Common Stock and hereby delivers a bank or certified check or wire transfer constituting full payment of the Exercise Price hereof.


                                ------------------------------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name___________________________________________________________________________
                       (Please type or print in block letters)


Address _______________________________________________________________________


_______________________________________________________________________________


Social Security Number (Employee Identification Number)


____________________________________________


Signature___________________________________